Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 28, 2018, relating to the financial statements of Biocept, Inc., as of and for the years ended December 31, 2017 and 2016 (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern).

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 19, 2018